As filed with the U.S. Securities and Exchange Commission on December 8, 2025

Registration No. 333-291659

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	26-4333375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2431 Aloma Avenue, Suite 243

Winter Park, FL 32792

+1-203-409-5444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karl Henry McPhie

Chief Executive Officer

Streamex Corp.

2431 Aloma Avenue, Suite 243

Winter Park, FL 32792

+1-203-409-5444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gregory Sichenzia

Barrett DiPaolo

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

+1-212-930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2025

PRELIMINARY PROSPECTUS

Up to 27,883,241 Shares of Common Stock

Streamex Corp.

This prospectus relates to the offer and sale, from time to time, by the selling security holders identified in this prospectus of up to 27,883,241 shares of the common stock of Streamex Corp. (f/k/a BioSig Technologies, Inc.), a Delaware corporation (the “Company,” “we,” “our,” or “us”), par value $0.001 per share (“Common Stock”), comprising:

(i)	up to 13,278,097 shares of Common Stock issuable upon conversion of that certain Senior Secured Convertible Debenture, dated as of November 4, 2025, issued by us to YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville,” and, together with the other selling shareholders identified in this prospectus, the “Selling Shareholders”), under the terms of that certain Senior Convertible Debenture Purchase Agreement dated July 7, 2025, between the Company and Yorkville, as amended (the “DPA”), in the principal amount of $25 million (the “First Secured Convertible Debenture”), plus all accumulated interest until its maturity date, assuming that the First Secured Convertible Debenture remains outstanding until its maturity date and that the prepayment premium and interest on the First Secured Convertible Debenture are paid in shares of Common Stock;

(ii)	up to 13,278,097 shares of Common Stock issuable upon conversion of that certain Senior Secured Convertible Debenture issuable by us to Yorkville under the DPA after the effectiveness of the registration statement of which this prospectus forms a part, in the principal amount of $25 million (the “Second Secured Convertible Debenture,” and, together with the First Secured Convertible Debenture, the “Convertible Debentures,”), plus all accumulated interest until its maturity date, assuming that the Second Secured Convertible Debenture remains outstanding until its maturity date and that the prepayment premium and interest on the Second Secured Convertible Debenture are paid in shares of Common Stock (the shares of Common Stock set forth in (i) and (ii) above, the “Debenture Shares”); and

(iii)	1,327,047 shares of Common Stock issuable to certain Selling Shareholders upon the conversion of Streamex’s Exchangeable Shares (as defined in the Share Purchase Agreement referenced below) issued at the closing of the share exchange pursuant to the Share Purchase Agreement by and among the Company, Streamex Exchange Corporation, a company organized under the law of the province of British Columbia (“Streamex”), BST Sub ULC, an unlimited liability company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“ExchangeCo”), 1540875 B.C. Ltd., and a wholly-owned subsidiary of the Company (“CallCo”), each shareholder of Streamex, and 1540873 B.C. Ltd., a company organized under the laws of the Province of British Columbia, as trustee (the “Trustee’) (as amended, the “Share Purchase Agreement”).

See “Selling Shareholders” for additional information regarding the Selling Shareholders.

In addition to the First Secured Convertible Debenture and the Second Secured Convertible Debenture, the Secured Convertible Debenture Purchase Agreement, dated July 7, 2025, (the “DPA”) as amended, provides that we may be able to issue additional secured convertible debentures in an aggregate principal amount of up to $50,000,000 upon mutual agreement of the parties. We may not have access to the additional $50 million principal amount otherwise available under the DPA due to the factors discussed in this prospectus, or if this registration statement does not become effective. Please see “Selling Shareholders—Material Relationships with Selling Shareholders—Share Purchase Agreement” for more information regarding the Share Purchase Agreement, as amended, “Selling Shareholders—Material Relationships with Selling Shareholders—DPA ” for more information regarding the DPA.

We are not selling any shares of our shares of Common Stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Shareholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock. We are registering the Debenture Shares for resale pursuant to that certain Registration Rights Agreement dated as of November 4, 2025, by and between us and Yorkville, and the Merger Shares for resale pursuant to the Share Purchase Agreement. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the shares being registered in this prospectus. See the section of this prospectus entitled “Selling Shareholders” for more information. However, we may receive proceeds if we issue the Second Secured Convertible Debenture.

The Selling Shareholders may offer all or part of the shares registered hereby for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the Common Stock covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Common Stock. With regard only to the shares of Common Stock the Selling Shareholders sell on their own behalf, such Selling Shareholders may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Selling Shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Shareholders may still experience a positive rate of return on the securities they purchased due to the price at which such Selling Shareholders initially purchased the securities.

We are a “smaller reporting company” as defined in Section 2(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is a smaller reporting company.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “STEX.” On December 4, 2025, the last reported sales price of the Common Stock was $4.62 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 6 and in the documents incorporated by reference in this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 202 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that the Company has filed with the SEC using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Shareholders has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the Selling Shareholders, nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

All references in this prospectus to the “Company,” “we,” “us,” “our,” or similar terms refer to Streamex Corp. (f/k/a BioSig Technologies, Inc.) and its subsidiaries, taken as a whole, except where the context otherwise requires or as otherwise indicated.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” and “would,” or the negative of these terms, or similar expressions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	We have a history of recurring losses and negative cash flows from operating activities, and there is uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	We may be unable to maintain the listing of our Common Stock on The Nasdaq Capital Market;

●	We will need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;

●	We may not be able to adequately protect and enforce rights to intellectual property;

●	We face intense competition in our industry, with competitors having substantially greater financial, technological resources, better regulatory positioning and greater brand recognition than we do;

●	Our financial results and the market price of our common stock may be adversely affected by fluctuations in the price of gold and the volatility inherent in digital asset markets;

●	Our gold-linked tokenization and treasury strategy may expose us to complex liquidity risks across both traditional and digital asset markets, which could adversely affect our financial results;

●	We operate in the highly competitive gold market, and established market participants with greater resources, regulatory positioning, or brand recognition may outperform us;

●	Evolving regulatory requirements for gold trading and cross-border transactions may increase our compliance costs and could restrict or delay our operations;

●	Our ability to execute our business plan depends on the successful development, deployment, and commercialization of blockchain-based enterprise solutions for tokenized commodities, on-chain commodity markets, and treasury management, which may not materialize as expected;

●	Changes in laws and regulations, including increased regulation of blockchain technologies and digital assets, may adversely affect our business, product development, and compliance obligations;

●	Our platform may fail to achieve market adoption or effectively address key inefficiencies in the traditional gold and commodities markets;

●	Our gold-focused tokenization strategy will subject us to enhanced regulatory oversight across securities, commodities, and precious metals regimes, which may increase our compliance burdens and limit operational flexibility;

●	Discrepancies between token volume entitlements and actual gold delivery may lead to valuation uncertainty, settlement delays, and reputational harm;

iii

●	The concentration of our holdings and strategy in gold may amplify the risks inherent in our business model and expose us to adverse market and operational developments;

●	Our gold holdings will be significantly less liquid than cash and cash equivalents and may not serve as a reliable source of liquidity in times of need;

●	Our reliance on future gold production contracts exposes token holders to counterparty and delivery risks, which could materially impair token value and platform credibility;

●	The freely transferable nature of our gold-backed tokens may increase market volatility and limit recourse for token holders in the event of disputes or enforcement actions;

●	Token holders bear the full economic risk of gold price fluctuations and potential non-performance by gold producers;

●	Our ability to build and scale a community of clients and investor end-users for blockchain-enabled financial services and products is uncertain and depends on successful market adoption, product development, and execution of our business strategy;

●	Our bullion custody infrastructure is not yet operational and may not be finalized in a timely manner or with expected third-party providers;

●	We may not enter into relationships with LBMA-accredited custodians or vault providers, which could impact gold integrity and investor confidence;

●	Gold may be held on an unallocated basis, and there is no current mechanism to link tokens to individual bullion bars, which may introduce custody, transparency, and redemption risks;

●	We do not currently offer physical redemption for gold and may never provide such functionality, limiting utility and investor recourse;

iv

●	We have not yet implemented an independent audit process for bullion holdings, and timing for audit implementation remains uncertain;

●	Insurance coverage on the underlying gold will be arranged by the custodian, but specific coverage terms have not yet been disclosed or finalized;

●	In the event of loss, theft, or damage to the gold, recovery of value may depend entirely on the custodian’s insurance and operational reliability;

●	Token holders may rank as unsecured creditors in an insolvency and may be subject to delays or losses in any distribution process;

●	We retain centralized control over the token smart contracts, including upgrade authority, which may result in operational or governance risks;

●	There is no live proof-of-reserves dashboard or public confirmation of 1:1 gold backing for tokens at this time;

●	We may not prevent issuance of tokens in excess of gold held if smart contract or operational safeguards fail;

●	Our tokenized gold products are expected to be classified as securities, exposing the Company to comprehensive and evolving regulatory obligations across multiple jurisdictions;

●	We have not received any no-action relief or regulatory approvals in the United States or other jurisdictions outside Canada, which may subject it to enforcement risk and limit its ability to operate;

●	Onboarding is subject to AML/KYC procedures, but compliance infrastructure and enforcement mechanisms may be evolving or incomplete;

●	As of the date of this prospectus, our tokenized products, including gold-backed tokens, are not listed on any centralized or decentralized exchange (CEX or DEX), nor have we engaged any market makers to support liquidity or maintain price stability in secondary markets.

●	We have not yet defined the transferability, lock-up restrictions, or resale mechanics applicable to its tokens;

●	In the event the bullion custodian or the Company ceases operations, token holders may suffer losses and may not recover their full holdings;

●	If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could significantly limit our business operations and adversely affect our ability to execute our strategy;

●	The Exchangeable Share structure introduces complexity and may create conflicts between Exchangeable Shareholders and our common stockholders;

●	The Share Exchange transaction is complex and entails risks related to shareholder approvals, Nasdaq listing, dilution, and market acceptance;

●	The classification of the Exchangeable Shares as derivative liabilities will result in earnings volatility and may adversely impact our reported financial results;

●	Integration of Streamex’s operations into the Company may disrupt ongoing operations and divert management attention;

●	Reliance on contingent Exchangeable Shares and related exchange rights could restrict liquidity and complicate capital structure management;

●	The success of the combined company depends in part on retaining key personnel of Streamex; and

●	Regulatory authorities may not agree with our conclusion that the Share Exchange should be accounted for as a business combination using the acquisition method with the Company as the accounting acquirer or with our assessment that the Company was not a “shell company” prior to the transaction, which could subject us to additional regulatory burdens, restatements, and limitations on future capital raising.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

v

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009, and in April 2011 we reincorporated in Delaware. Since formation BioSig has been principally devoted to improving the standard of care in electrophysiology, or EP, with our PURE EP™ System’s enhanced signal acquisition, digital signal processing, and analysis during catheter ablation of cardiac arrhythmias. The Company has generated minimal revenue to date and consequently its operations are subject to all risks inherent in business enterprise in early commercialization stage.

Streamex Exchange Corporation (“Streamex”) was incorporated on April 5, 2024, under the laws of British Columbia. We acquired Streamex on May 28, 2025, under a share purchase agreement (“Share Purchase Agreement”), (the “Share Exchange”), pursuant to which each shareholder of Streamex exchanged its shares of Streamex for exchangeable shares issued by our wholly-owned British Columbia unlimited liability company subsidiary, ExchangeCo, in its capital stock (the “Exchangeable Shares”), which are exchangeable on a one-for-one basis, subject to certain adjustments, for shares of the Company’s common stock, representing in the aggregate 75% of the shares of our common stock that would be outstanding upon exchange of all of the exchangeable shares. The exchangeable shares carry rights substantially equivalent to the Company’s common stock.

On September 10, 2025, we changed our name to Streamex Corp, and on September 12, 2025, our common stock, which is listed on The Nasdaq Capital Market, ceased trading under the ticker symbol “BSGM” and began trading under the ticker symbol “STEX.”

A complete description of the Share Exchange transaction (including amendments to the Share Purchase Agreement) and related agreements is contained in our Current Reports on Form 8-K filed with the SEC on May 27, 2025, May 30, 2025, July 21, 2025 (which includes historical financial statements of Streamex and our unaudited pro forma combined financial information giving effect to the Share Purchase Agreement as of and for the fiscal year ended December 31, 2024, and for the three months ended March 31, 2025), August 13, 2025, and November 4, 2025, and the documents filed therewith or incorporated therein by reference.

We now operate two principal businesses: (i) tokenized finance and real-world asset (“RWA”) digitization through Streamex and (ii) healthcare innovation through our PURE EP™ platform.

Streamex

Streamex is developing an institutional grade technology platform intended to support the tokenization of real-world assets, including gold, and other physical commodity asset interests. The Company aims to operate as an infrastructure provider, enabling the issuance, trading, and backend infrastructure for digital tokens backed by tangible commodities, beginning with gold.

1

Business Model

Nature of Operations

Streamex is a software development company focused on building fully compliant digital infrastructure for the tokenization of commodity-linked financial products. The Company combines proprietary intangible assets, a skilled workforce, and a structured operational framework created to produce outputs in the form of:

●	Tokenized Real-World Assets (RWAs).
●	Decentralized exchange infrastructure.
●	Private placement and capital markets access platforms.
●	Gold denominated structured products.

These outputs are expected to enable monetization through multiple fee-based and recurring revenue models across the commodity and digital asset lifecycle.

Streamex Potential Revenue Streams

Streamex’s revenue model consists of the following core business lines:

1.	Tokenization of Real-World Assets (RWAs): Streamex seeks to enable the digital transformation of tangible and intangible assets—such as gold and other commodities—into blockchain-based tokens. Revenue is generated through:

●	Issuance fees on new token creation;
●	Secondary trading and exchange-related transaction fees; and
●	Spread from yield

2.	Issuance Infrastructure: Streamex will operate a compliant digital issuance platform for tokenized assets. The platform supports listing, custody, and liquidity mechanisms for RWAs. Revenue streams include:

●	Transaction and trading fees;
●	Listing fees for new tokens; and
●	Liquidity provisioning incentives and spreads.

3.	Private Placement and Capital Markets Access: Streamex intends to offer access to tokenized instruments representing private placements and structured deals for institutional and qualified investors. Revenue sources include:

●	Underwriting and origination fees;
●	Placement agent fees; and
●	Subscription-based services and investor access products.

Streamex’s Strategy

Streamex’s initial product offering is intended to be a tokenized gold product called GLDY, a spot gold denominated fully compliant tokenized security asset that will provide investors with yield paid in additional gold bullion. This asset will:

●	Provide spot gold price exposure backed by physical gold bullion
●	Provide yield paid in additional oz’s of gold
●	Be open to accredited and qualified investors

Streamex expects to earn revenue through tokenization fees, trading fees, and yield spreads, while operating with minimal direct exposure to commodity price risk.

2

Growth Strategy

Streamex plans to scale its operations through:

●	Increasing the number and volume of GLDY issued.
●	Growing secondary marketplace token liquidity.
●	Expanding the platform to support additional asset classes such as industrial metals, energy royalties, and other RWAs.
●	Partnering with institutional market participants for underwriting, syndication, and capital markets integration.

The Company also intends to scale its internal treasury strategy, re-deploying capital across multiple token issuance cycles per year to increase gold-linked asset holdings and maximize capital efficiency.

Technology Platform

Streamex’s proprietary tokenization protocol supports:

●	Asset onboarding and digitization
●	Smart contract enforcement
●	Investor onboarding (with AML/KYC)
●	Settlement, and compliance workflows

The Company seeks to actively develop features such as real-time proof-of-reserves dashboards, physical redemption protocols, and third-party custodial integrations.

BioSig

Our medical device technology business focused on developing and commercializing advanced digital signal processing solutions for electrophysiology. The Company’s PURE EP™ Platform (“PURE EP™”), is designed to deliver real-time, high-fidelity cardiac signal data to electrophysiologists during ablation procedures for the treatment of cardiovascular arrhythmias.

The PURE EP™ Platform enables the acquisition of raw intracardiac signals with minimal noise and interference, supporting improved procedural outcomes and clinical decision-making. By preserving the integrity of complex cardiac signals, PURE EP™ is intended to enhance workflow efficiency and support the treatment of challenging arrhythmias, including ventricular tachycardia (VT) and atrial fibrillation (AF).

In recent quarters, we have shifted our strategic focus from commercial hardware distribution to the research and development of proprietary software algorithms. These algorithms aim to advance the understanding of cardiac tissue characteristics and ablation mechanisms. Data collection efforts began in December 2023 and remain ongoing. A key area of focus is improving the specificity and long-term outcomes of pulsed field ablation (PFA), a rapidly adopted technique in electrophysiology.

As of September 30, 2025, our intellectual property portfolio includes:

●	41 issued or allowed utility patents, of which 29 list BioSig as at least one of the applicants;
●	31 pending U.S. and foreign utility patent applications, jointly or solely filed by BioSig and Mayo Foundation for Medical Education and Research (“Mayo”);
●	1 issued U.S. patent and 1 pending U.S. application related to artificial intelligence (AI);
●	30 issued worldwide design patents, covering display screens and graphical user interfaces for biomedical signal visualization;
●	12 issued/allowed patents and 9 pending applications licensed from Mayo, primarily directed to electroporation and stimulation technologies.

The Company continues to evaluate strategic alternatives for its legacy majority-owned subsidiaries ViralClear Pharmaceuticals, Inc. (“ViralClear”) and BioSig AI Sciences, Inc. (“BioSig AI”).

ViralClear was established to pursue additional applications of PURE EP™ signal processing technology outside of EP. Subsequently it also was developing merimepodib, a broad-spectrum anti-viral agent that showed potential to treat COVID-19. We ceased the development of merimepodib in late 2020 and realigned ViralClear with its original objective. Currently, the business is dormant and ViralClear’s business objectives are being evaluated considering both the pharmaceutical and medical device. As of September 30, 2025, the Company held a majority interest of approximately 69.7% in ViralClear.

BioSig AI” was established to pursue clinical needs of cardiac and neurological disorders through recordings and analyses of action potentials. BioSig AI aims to contribute to the advancements of AI-based diagnoses and therapies. BioSig AI was developing AI solutions for the hospital marketplace utilizing structured, semi-structured, and unstructured data. BioSig AI’s business operations have currently been placed on hold. At September 30, 2025, the Company held a majority interest of approximately 84.5% in BioSig AI.

Recent Developments

Changes to Board Composition

Effective as of November 18, 2025, Steven Abelman, Christopher Baer, and Anthony Amato resigned from our board of directors. None of these resignation(s) was due to any disagreement with the Company on any matter relating to its operations, policies or practices, and were further to the transaction(s) elaborated in the Share Purchase Agreement.

Also effective as of November 18, 2025, our board of directors appointed Kevin Gopaul as a Class II director. Pursuant to the agreement, Mr. Gopaul will receive an annual cash retainer of $40,000, as well as an additional annual retainer of $25,000 for each Board committee on which he serves. Except for the foregoing, Mr. Gopaul has not engaged in any transactions with us that are required to be reported pursuant to Item 404(a) of Regulation S-K.

3

Chief Executive Officer Employment Agreement

On November 18, 2025, we entered into an employment agreement with our Chief Executive Officer, Karl Henry McPhie (the “McPhie Employment Agreement”), effective November 1, 2025. Under the McPhie Employment Agreement, Mr. McPhie will receive an annual base salary of $225,000 and will be eligible for an annual bonus targeted at 65% of base salary, with the actual amount determined by the Board based on performance. Mr. McPhie will also be granted 100,000 fully vested shares of common stock and 900,000 restricted stock units that vest in equal quarterly installments over four years, in each case subject to his continued service. The McPhie Employment Agreement includes customary confidentiality, indemnification, and director and officer insurance protections and provides that, if we terminate Mr. McPhie without cause, if he resigns for good reason, or if his employment terminates in connection with a change in control, he will be entitled to severance benefits consisting of a lump-sum cash payment equal to two times his annual base salary and target bonus (or highest bonus paid in the prior two years, if greater), continued benefits, and accelerated vesting of outstanding equity awards, with performance awards treated as earned at maximum unless otherwise provided.

Chief Financial Officer Employment Agreement

On November 18, 2025, we entered into an employment agreement with our Chief Financial Officer, Ferdinand Groenewald (the “Groenewald Employment Agreement”), effective October 1, 2025. Under the Groenewald Employment Agreement, Mr. Groenewald will receive an annual base salary of $225,000 and will be eligible to receive an annual incentive package with a target value equal to 65% of base salary, payable in cash and equity, based on performance goals established by the Board. For 2025, he will be entitled to a prorated annual bonus based on the portion of the year employed. Mr. Groenewald will additionally receive (i) 100,000 fully vested shares of common stock and (ii) 400,000 restricted stock units vesting in sixteen equal quarterly installments over four years, in each case subject to his continued service.

Chairman Employment Agreement

On November 18, 2025, we entered into the Chairman of the Board Agreement with our Chairman of the Board, Morgan Lekstrom (the “Chairman Agreement”). Under the Chairman Agreement, Mr. Lekstrom will receive an annual cash retainer of $40,000 for Board service and an additional $99,000 annual retainer for his role as Chairman and chair of the Compensation Committee, in each case payable in quarterly installments. Mr. Lekstrom will also be granted 100,000 shares of the Company’s common stock (or equivalent equity awards), which will vest in equal quarterly installments over one year, subject to his continued service; he is not entitled to any additional fees, bonuses, severance or performance-based compensation.

Secured Convertible Debenture Financing

On July 7, 2025, we entered into the DPA with Yorkville, which was subsequently amended on August 13, 2025, October 28, 2025, and November 4, 2025. Under the DPA as amended, we may issue to Yorkville, subject to certain conditions, up to $50,000,000 aggregate principal amount of Convertible Debentures, with an additional option to purchase $50,000,000 in aggregate principal amount upon mutual agreement of the parties. On November 4, 2025, we closed our sale of the First Secured Convertible Debenture with the principal amount of $25,000,000. The net proceeds to us of the First Secured Convertible Debenture after payment of expenses were approx. $22.2 million. Of the net proceeds of the First Secured Convertible Debenture, $12.6 million was allocated into vaulted, physical gold bullion, reinforcing our strategy of maintaining a gold-backed balance sheet while advancing our tokenization initiatives. There can be no assurance that we will be able to issue additional Convertible Debentures under the terms of the DPA.

We were required to file a registration statement with the SEC to register for resale the Common Stock issuable upon conversion of the Convertible Debentures (including interest thereon), which is the registration statement of which this prospectus forms a part, and have agreed to maintain its effectiveness until all the registrable securities have been sold or may be sold without any restrictions pursuant to Rule 144 under the Securities Act.

See “Selling Shareholders—Material Relationships with Selling Shareholders” below as well as our Current Reports on Form 8-K filed with the SEC on July 9, 2025, August 13, 2025, October 29, 2025, November 6, 2025, and the documents filed therewith or incorporated therein by reference, for more information regarding the DPA as amended, the Convertible Debentures and the related transaction documents.

Standby Equity Purchase Agreement

On July 7, 2025, we entered into the SEPA with Yorkville, pursuant to which the Company has the right, but not the obligation, to issue and sell to Yorkville up to $1,000,000,000 of its Common Stock, from time to time during the 36-month commitment period under the SEPA, subject to certain terms, limitations and conditions.

See “Selling Shareholders—Material Relationships with Selling Shareholders” below as well as our Current Report on Form 8-K filed with the SEC on July 9, 2025, and the documents filed therewith or incorporated therein by reference, for more information regarding the SEPA.

Tokenized Yield Partnership Agreement with Monetary Metals

On September 8, 2025, we entered into a Tokenized Yield Partnership Agreement (the “MM Agreement”) with Monetary Metals & Co. (“MM”), a Delaware corporation. The MM Agreement establishes an exclusive, multi-year strategic partnership aimed at designing, launching, and distributing blockchain-based financial products that tokenize the yield generated from MM’s precious-metal lease and bond programs. A complete description of the MM Agreement is contained in our Current Report on Form 8-K filed with the SEC on September 8, 2025, and the documents filed therewith or incorporated therein by reference.

Nasdaq Approval of Continued Listing

On October 30, 2025, we received approval from Nasdaq for the continued listing of our common stock on the Nasdaq Capital Market under the ticker symbol “STEX.”

Corporate Information

Our principal executive offices are located at 2431 Aloma Avenue Suite 243, Winter Park, Florida 32792, and our telephone number is +1-203-409-5444. Our website addresses are www.streamex.com and biosig.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus.

4

The RESALE offering

Common Stock offered	27,883,241 shares

Shares of Common Stock outstanding before this offering(1)(2)	149,560,640 shares

Shares of Common Stock to be outstanding after this offering(1)(2)(3)	176,116,834 shares

Use of proceeds	We will not receive any proceeds from the sale of Common Stock or being registered in this prospectus. However, we expect to receive proceeds from sales of Common Stock that we may elect to make to Yorkville pursuant to the Second Secured Convertible Debenture, if any.

Trading Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “STEX.”

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

(1)	As of December 4, 2025, and excludes: (i) 3,904,182 shares of Common Stock that are reserved for issuance pursuant to the 2023 Long Term Incentive Plan, as amended (the “2023 Plan”); (ii) 2,736,000 shares of Common Stock underlying outstanding options; (iii) 3,162,500 shares of Common Stock underlying vesting RSUs (iv) 2,065,099 shares of Common Stock underlying outstanding warrants; and (v) 359,288 shares of Common Stock underlying outstanding Series C Convertible Preferred Stock.

(2)	Assumes the issuance of all shares of Common Stock upon the conversion of the Exchangeable Shares issued under the Share Purchase Agreement.

(3)	Assumes the issuance of all shares issuable upon conversion in full of the Convertible Debentures.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific risk factors discussed below, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates in Part II, Item 1A, “Risk Factors,” in our subsequent Quarterly Reports on Form 10-Q, and under the caption “Risk Factors” in Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on July 21, 2025, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Additional Risks Related to Our Business and Industry

Streamex has a limited operating history, and we have incurred significant losses since inception.

Streamex was incorporated on April 5, 2024, and has a limited operating history upon which investors may evaluate its business, prospects, and performance. We are therefore subject to all of the risks and uncertainties typically associated with the development of a new business, including the need to attract customers, develop and commercialize Streamex’s software products and services, and achieve market acceptance.

The Company and its subsidiaries have incurred significant operating losses since inception. For the period from incorporation to December 31, 2024, the consolidated Company incurred a net loss of approximately $255.35 million. The Company as a whole has incurred significant operating losses. For the years ended December 31, 2024 and 2023, we incurred net losses of approximately $10.5 million and $29.0 million, respectively. For the nine months ended September 30, 2025 and 2024, we incurred a comprehensive loss attributable to the consolidated Company of approximately $38.8 million and $9.2 million, respectively. As of September 30, 2025, we have an accumulated deficit of approximately $294.1 million.

The independent registered public accounting firms that audited our financial statements and the financial statements of Streamex Exchange Corporation for the year ended December 31, 2024, issued going concern explanatory paragraphs in their reports, indicating that there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to obtain additional financing, generate sufficient revenue and achieve profitability. There can be no assurance that we will satisfy the conditions required to obtain the funds under our agreements with Yorkville, or that we will be successful in securing additional financing on favorable terms, or at all, or that we will achieve positive cash flow or profitability in the future. If we are unable to address these risks, our business, financial condition, and results of operations could be materially and adversely affected.

6

Risks Related to our Convertible Debentures and Potential Future Indebtedness

Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our gold-linked tokenization and treasury strategy, fund other operations, and take advantage of new business opportunities.

Our indebtedness, whether currently existing or incurred in the future, could have important consequences to us, including:

●	limiting our ability to use a substantial portion of our cash flow from operations in other areas of our business, including for the development and implementation of our gold treasury strategy, working capital, developing our products and services, capital expenditures, and other general business activities and investment opportunities in our company, because we must dedicate a substantial portion of these funds to pay interest on and/or service our debt;

●	limiting our ability to obtain additional financing in the future for the development and implementation of our gold treasury strategy, working capital, capital expenditures, debt service, acquisitions, execution of our strategy, and other expenses or investments planned by us;

●	limiting our flexibility and our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation, our business, and our industry;

●	increasing our vulnerability to a downturn in our business and to adverse economic and industry conditions generally;

●	requiring us to maintain liquid assets to cover any repurchase, conversion or collateral requirement of the Convertible Debentures;

●	placing us at a competitive disadvantage as compared to our competitors that are less leveraged; and

●	limiting our ability, or increasing the costs, to refinance indebtedness.

We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation.

Our ability to make scheduled payments on and to refinance our indebtedness (whether currently existing or incurred in the future) depends, and will depend, on and is subject to our financial and operating performance, which is influenced, in part, by general economic, financial, competitive, legislative, regulatory, counterparty business, and other risks that are beyond our control, including the availability of financing in the U.S. banking and capital markets. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. We cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, to refinance our indebtedness, or to fund our other liquidity needs. Even if refinancing indebtedness is available, any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, our gold-linked tokenization and treasury strategy anticipates that we may issue additional debt in future periods to finance additional purchases of pre-buy gold delivery contracts, but if we are unable to generate sufficient cash flow to service our debt and make necessary capital expenditures, we may be required to sell gold-linked tokens or liquidate related assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or our financial covenants, which could cause us to default on our debt obligations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.

Upon the occurrence of an event of default under our indebtedness (whether currently existing or incurred in the future), the holders of the defaulted indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. Any of these events could in turn result in cross-defaults under any other indebtedness. We may not have sufficient funds available to pay the amounts due upon any such default, particularly in the event that there has been a decrease in the market value of our gold-linked tokens or related gold assets, and we may not be able to raise additional funds to pay such amounts on a timely basis, on terms we find acceptable, or at all. Any financing that we may undertake under such circumstances could result in substantial dilution of our existing stockholders, and in the absence of being able to obtain such financing, we could be forced into bankruptcy or liquidation.

7

Despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness.

Our gold tokenization strategy includes financing the acquisition of pre-purchased gold delivery contracts and related gold-linked digital instruments using proceeds from equity and debt financings and, potentially, cash flows from operations. As such, despite our current level of indebtedness, we may incur substantially more indebtedness, and we may enter into other transactions in the future. Even if we were to enter into debt or other arrangements that contain restrictions on our ability to incur additional indebtedness, these restrictions may be subject to a number of qualifications and exceptions that would allow us to incur significant additional indebtedness. To the extent we incur additional indebtedness or other obligations, the risks described herein with respect to our indebtedness may increase significantly.

Future resales of our common stock as a result of registration rights granted to Yorkville in connection with the Convertible Debentures may cause the market price of our securities to drop significantly, even if our business is doing well.

In connection with our issuance of the Convertible Debentures to Yorkville, we have agreed to file and cause to be declared effective a resale registration statement (the “Resale Registration Statement”) to register for resale all of the shares of our common stock issuable upon conversion of the Convertible Debentures, including shares that may be issued pursuant to the anti-dilution provisions of the Convertible Debentures and any shares issuable as a result of stock splits, stock dividends, recapitalizations or similar events. The availability of such a large number of shares for resale under the Resale Registration Statement, particularly shortly after the registration statement becomes effective, could create significant downward pressure on the market price of our common stock.

In addition, following the effectiveness of the Resale Registration Statement, Yorkville may convert all or a portion of the Convertible Debentures and resell the Conversion Shares in the public market at its discretion, subject only to contractual and regulatory limitations. This could result in substantial dilution to our existing stockholders, especially given the conversion price formula based on market prices, and may further increase the volatility of our stock price. Sales of substantial amounts of our common stock by Yorkville or the perception that such sales could occur may also impair our ability to raise capital through the future sale of equity securities at a time and at a price that we deem appropriate or necessary.

Moreover, because the registration of the Conversion Shares is a condition to the closing of the Second Secured Convertible Debenture in the principal amount of $25 million, we are contractually obligated to complete the registration process. If we fail to do so within the required timeframe, we may be subject to penalties or be unable to access the remaining capital under the DPA, which could adversely affect our liquidity and financial condition.

8

Risks Related to This Offering by the Selling Shareholders

Sales of a substantial number of our securities in the public market by the Selling Shareholders and/or by our existing stockholders could cause the price of our shares of Common Stock to fall.

The sale of all or a portion of Common Stock being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities. Despite such a decline in the public trading price, some of the Selling Shareholders may still experience a positive rate of return on the securities they purchased due to the price at which such Selling Shareholders initially purchased the securities.

In addition, sales of a substantial number of our shares of Common Stock in the public market by the Selling Shareholders and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

Substantial future sales of shares of Common Stock could cause the market price of our shares of Common Stock to decline.

We have agreed, at our expense, to prepare and file with the SEC certain registration statements providing for the resale of shares of Common Stock, including the registration statement of which this prospectus forms a part. The resale, or expected or potential resale, of a substantial number of our shares of Common Stock in the public market could adversely affect the market price for our shares of Common Stock and make it more difficult for you to sell your shares of Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered, the Selling Shareholders will continue to offer such covered securities for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

The issuances of additional shares of Common Stock pursuant to the conversion of the Convertible Debentures may result in dilution of holders of Common Stock and have a negative impact on the market price of the Common Stock.

Pursuant to the pursuant to the Convertible Debentures, we may initially issue up to 13,278,097 shares of Common Stock to Yorkville at a conversion price of $4.00 per share (subject to adjustments) under the First Secured Convertible Debenture and up to 13,278,097 shares of Common Stock to Yorkville at a conversion price of $4.00 per share (subject to adjustments) under the Second Secured Convertible Debenture.

9

Upon effectiveness of the registration statement of which this prospectus forms a part, Yorkville may resell all, some or none of their shares of Common Stock beneficially owned by it from time to time in its discretion and at different prices. The Selling Shareholders may also resell all, some, or none of their shares of Common Stock beneficially owned by them from time to time in its discretion and at different prices. As a result, investors will likely pay different prices for those shares, and so may experience different levels of dilution (and in some cases substantial dilution) and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future issuances by the Company, whether to the Selling Shareholders or others at prices lower than the prices such investors paid for their shares. In addition, if we issue a substantial number of shares to such parties, or if investors expect that we will do so, the actual sales of shares or the mere existence of any of the Convertible Debentures that are outstanding may adversely affect the price of our Common Stock or make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price, or at all.

The issuance, if any, of Common Stock would not affect the rights or privileges of the Company’s existing stockholders, except that the economic and voting interests of existing shareholders would be diluted. Although the number of shares of Common Stock that existing shareholders own would not decrease as a result of these additional issuances, the shares of Common Stock owned by existing shareholders would represent a smaller percentage of the total outstanding shares of Common Stock after any such issuance, potentially significantly smaller.

The Debentures are secured by the assets, present and future, of the Company and its subsidiaries, and the Company is subject to financial covenants and other restrictions on its actions in connection with the Convertible Debentures, which security and restrictions may cause significant risks to our stockholders and may impact our ability to operate our business. Any failure to meet our debt and other financial obligations or maintain compliance with related covenants could harm our business, financial condition, and results of operations.

In connection with the Convertible Debentures, we have granted a first priority security interest to Yorkville in substantially all of the existing and future assets of the Company and its subsidiaries, including Streamex, but excluding $25,100,000 of proceeds of the convertible debentures to be used to purchase Allocated Vaulted Gold Bullion for the account of Gold SPV. In connection  with the Convertible Debentures, we have also agreed to certain financial covenants, including covenants that materially limit our ability to take certain actions, including our ability to make certain payments, incur additional indebtedness, encumber and dispose of assets, and customary events of default, including failure to pay amounts due, breaches of covenants and warranties, material adverse effect events, certain cross defaults and judgements and insolvency. A failure to comply with the covenants and other provisions of the Convertible Debentures including any failure to make a payment when required, would generally result in events of default under such instruments. For a more complete description of the Convertible Debentures and the U.S. and Canadian Guaranty and Security Agreements, please see “Material Relationships with Selling Shareholders.”

10

Our ability to make scheduled payments on the Convertible Debentures and other financial obligations and comply with financial covenants depends on our financial and operating performance. Our financial and operating performance will continue to be subject to prevailing economic conditions and to financial, business, and other factors, some of which are beyond our control. Failure within any applicable grace or cure periods to make such payments, comply with the financial covenants, or any other non-financial or restrictive covenant, would create a default under the Initial Note (and any additional Notes we may issue). Our cash flow and existing capital resources may be insufficient to repay our debt on each payment date and at maturity, in which case we would have to extend such payment date or maturity date, as applicable, or otherwise repay, refinance, and/or restructure the obligations under the Convertible Debentures, including with proceeds from the sale of assets, and additional equity or debt capital. If we are unsuccessful in obtaining such extension, or entering into such repayment, refinance, or restructure prior to any payment date or maturity, as applicable, or any other default existed under the Convertible Debentures, the interest rate would increase during the period of such default, the note holder would have an option to convert all or any portion of the Convertible Debentures at a lower conversion price, and Yorkville would have the right to require us to redeem all or any portion of the Convertible Debentures, which may jeopardize our ability to continue our current operations and result in a material adverse effect on us.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, which could negatively impact the market price and liquidity of our common stock and our ability to access the capital markets.

Our common stock is listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum bid price, shareholders’ equity, public float and other requirements, Nasdaq may take steps to delist our common stock. Such a delisting would have a negative effect on the price of our common stock, impair the ability to sell or purchase our common stock when persons wish to do so, and any delisting materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest and fewer business development opportunities. In the event of a delisting, we would attempt to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

11

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale, from time to time, of up to 27,883,241 shares of our Common Stock by the stockholder identified in the table below, who we refer to in this prospectus as the “Selling Shareholders” and its respective transferees, pledgees, donees, assignees or other successors (each also a Selling Shareholder for purposes of this prospectus). The Selling Shareholders identified below may currently hold or acquire at any time shares of our Common Stock in addition to those registered hereby.

We are registering these 26,556,194 shares of our Common Stock for sale by the Selling Shareholders named below pursuant to the DPA, the Convertible Debentures, and the Share Purchase Agreement, as described below.

The percent of beneficial ownership for the Selling Shareholders is based on 149,560,640 shares of Common Stock outstanding as of December 4, 2025. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the Selling Shareholders listed below have sole voting and investment power with respect to the shares of our Common Stock beneficially owned by it.

Information concerning the Selling Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Shareholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Shareholders.

The Selling Shareholders are not obligated to sell any of the shares of our securities offered by this prospectus. Because the Selling Shareholders identified in the table below may sell some or all of the shares of our securities owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Shareholders.

12

In addition, subject to applicable law, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Shareholders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the Selling Shareholders will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus but will not sell any other shares of our Common Stock that it may currently own.

Name of Selling Shareholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)		Number of Shares of Common Stock Beneficially Owned after Offering(1)		Percentage of Beneficial Ownership after Offering
YA II PN, Ltd. (2)	26,556,194		26,556,194		-		*
Psyance, LLC (3)	2,745,070	(18)	137,528	(18)	2,607,542	(18)	1.74%
Dallas Pretty	2,046,862	(18)	102,548	(18)	1,944,314	(18)	1.30%
ALK Consulting Inc. (4)	1,166,712	(18)	58,453	(18)	1,108,259	(18)	*
Alicia Lyn Krywaniuk (4)	399,373	(18)	20,009	(18)	379,364	(18)	*
Steve Farina	682,287	(18)	34,183	(18)	648,104	(18)	*
Kellan Grenier Trust	390,300	(18)	19,555	(18)	370,745	(18)	*
Trevor Bacon	390,300	(18)	19,555	(18)	370,745	(18)	*
Jeffery Bamberg	307,030	(18)	15,383	(18)	291,647	(18)	*
Jason T. Sutherland	272,915	(18)	13,674	(18)	259,241	(18)	*
Jonathan Daniel Vliegenthart	272,915	(18)	13,674	(18)	259,241	(18)	*
Justin Kates	272,915	(18)	13,674	(18)	259,241	(18)	*
Steven Drysdale	272,915	(18)	13,674	(18)	259,241	(18)	*
Cannon Bridge Capital Corp. (5)	272,710	(18)	13,663	(18)	259,047	(18)	*
Ango Sawamoto	242,906	(18)	12,170	(18)	230,736	(18)	*
Scotia Capital Inc ITF Derek Teevan AC 825-68026-15(6)	204,687	(18)	10,255	(18)	194,432	(18)	*
Gavin Dirom	204,687	(18)	10,255	(18)	194,432	(18)	*
1275080 B.C. Ltd. (7)	313,749	(18)	15,719	(18)	298,030	(18)	*
1382475 B.C. Ltd. (8)	791,379	(18)	39,649	(18)	751,730	(18)	*
Colin Williams	163,749	(18)	8,204	(18)	155,545	(18)	*
Laurence Farmer	136,457	(18)	6,837	(18)	129,620	(18)	*
Michael McPhie	136,457	(18)	6,837	(18)	129,620	(18)	*
Jeff Crane	136,322	(18)	6,830	(18)	129,492	(18)	*
Brian Philip Harrington	102,344	(18)	5,128	(18)	97,216	(18)	*
Gordon and Angela Gray	102,344	(18)	5,128	(18)	97,216	(18)	*
Selam Tewelde	102,344	(18)	5,128	(18)	97,216	(18)	*
1148810 BC Ltd. (9)	81,875	(18)	4,102	(18)	77,773	(18)	*
Richard Triggs	76,758	(18)	3,846	(18)	72,912	(18)	*
Andrew Hamilton	68,161	(18)	3,415	(18)	64,746	(18)	*
Boyd White	51,172	(18)	2,564	(18)	48,608	(18)	*
Martti Huttunen	51,172	(18)	2,564	(18)	48,608	(18)	*
Tayler Theaker	9,999	(18)	923	(18)	9,076	(18)	*
Doug Bennett	702,344	(18)	35,188	(18)	667,156	(18)	*
Amanda Bennett	102,344	(18)	5,128	(18)	97,216	(18)	*
Alchemist Assets(10)	1,500,000	(18)	75,150	(18)	1,424,850	(18)	*
Thomas Humphreys	100,000	(18)	10,020	(18)	89,980	(18)	*
Shawn Khunkhun	200,000	(18)	10,020	(18)	189,980	(18)	*
Ryan Weymark	150,000	(18)	7,515	(18)	142,485	(18)	*
Ingrain Group Inc. (11)	200,000	(18)	10,020	(18)	189,980	(18)	*
Gordon Keep	210,000	(18)	10,521	(18)	199,479	(18)	*
Mariya Krywaniuk	22,000	(18)	1,103	(18)	20,897	(18)	*
Sylvia Krywaniuk	110,000	(18)	5,511	(18)	104,489	(18)	*
Larry Krywaniuk	110,012	(18)	5,512	(18)	104,500	(18)	*
2509886 Ontario Inc. (12)	250,000	(18)	12,525	(18)	237,475	(18)	*
Planet Ventures Inc. (13)	250,000	(18)	12,525	(18)	237,475	(18)	*
Ray Paschall	20,000	(18)	1,002	(18)	18,998	(18)	*
Falkirk Resources Consultants Ltd. (14)	2,979,666	(18)	149,282	(18)	2,830,384	(18)	1.89%
Justin Rasekh	50,000	(18)	2,505	(18)	47,495	(18)	*
CJP Capital Corp. (15)	3,510,411	(18)	175,872	(18)	3,334,539	(18)	2.23%
Tai Long Singh (16)	568,574	(18)	28,486	(18)	540,088	(18)	*
Debonair International Inc. (17)	2,725,070	(18)	136,526	(18)	2,588,544	(18)	1.73%

*	Less than 1%.

(1)	Assumes that the Selling Shareholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus and do not acquire beneficial ownership of any additional shares of our Common Stock.

(2)	Includes (a) shares issuable upon conversion of the First Secured Convertible Debenture using an assumed conversion price; and (b) shares issuable upon conversion of the Second Secured Convertible Debenture, using an assumed conversion price, without regard to any share, volume or ownership limitations in the Debentures. YA II PN, Ltd. is managed by Yorkville Advisors Global, LP. Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville Advisors Global, LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of the YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

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(3)	Adam Callen is chief executive officer of Psyance, LLC and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(4)	Alicia Krywaniuk is our consultant, and is president of ALK Consulting Inc and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(5)	Michael Townsend is president of Cannon Bridge Capital Corp and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(6)	Derek Teevan has voting and dispositive power over the securities held for the account of this selling stockholder.

(7)	Gus Marroquin is our consultant, and president of 1275080 B.C. Ltd and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(8)	Gus Marroquin is our consultant, and president of 1382475 B.C. Ltd and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(9)	Matthew Johnston is president of 1148810 BC Ltd and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10)	Anneta Antonian is our consultant, and the sole officer and director of Alchemist Assets and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(11)	Alex Deluce is president of Ingrain Group Inc and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(12)	Russell Starr is president of 2509886 Ontario Inc and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(13)	Etienne Moshevich is the chief executive officer of Planet Ventures Inc and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(14)	Michael McPhie is president of Falkirk Resources Consultants Ltd and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Mr. McPhie is related to Henry McPhie, the Company’s chief executive officer.

(15)	Carson Phillips is chief executive officer of CJP Capital Corp. and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(16)	Tai Long Singh is our head of product consultant.

(17)	Andrew Moskowitz is our consultant, and partner of Debonair International Inc and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(18)	Consists of shares of Common Stock upon the conversion of the Exchangeable Shares issued to this selling stockholder under the Share Purchase Agreement.

Material Relationships with Selling Shareholders

Share Purchase Agreement

On May 23, 2025, we entered into the Share Purchase Agreement with Streamex, ExchangeCo, CallCo, each shareholder of Streamex and the Trustee. Pursuant to the Share Purchase Agreement, the Company, through ExchangeCo, agreed to acquire all of the issued and outstanding shares of Streamex (the “Purchased Shares”) from the Shareholders. In exchange for the Purchased Shares, upon the closing of the transaction (the “Closing”), ExchangeCo issued an aggregate of 109,070,056.6977 exchangeable shares in its capital stock (the “Exchangeable Shares”), at a ratio of 2.046862 Exchangeable Shares for each Purchased Share. The Exchangeable Shares are exchangeable on a one-for-one basis (the “Exchange Ratio”), subject to certain adjustments, for shares of the Company’s common stock and will carry rights substantially equivalent to the Company’s common stock, as set forth in the Exchange Rights Agreement between the Company, ExchangeCo, and CallCo. The Company was required to file a registration statement with the SEC to register the resale of the shares of common stock issuable upon exchange of the Exchangeable Shares.

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Initially, upon the Closing and in accordance with Nasdaq listing rules, the Exchangeable Shares were not exchangeable into more than 19.9% of the Company’s outstanding common stock on a pre-transaction basis. Following the Closing, the Company was required to seek stockholder approval for exceeding such cap and of certain other matters set out in the Share Purchase Agreement. As a result of obtaining such approval November 4, 2025, the holders of Exchangeable Shares are now entitled to receive, together with the initial issuance, an aggregate total number of shares equal to 75% of the fully diluted shares of the Company’s common stock outstanding as of the date of the Share Purchase Agreement. As a result of Nasdaq’s change of control rules, the Company filed a new initial listing application for its common stock, which was approved on October 30, 2025.

First Amendment to Share Purchase Agreement

On May 27, 2025, we entered into the Amendment to the Share Purchase Agreement with the other parties. The Amendment to the Share Purchase Agreement revised the Share Purchase Agreement to clarify that ExchangeCo will issue 2.046862 of its exchangeable shares (the “Exchangeable Shares”) to the shareholders of Streamex for each share of Streamex previously held, rather than 2.05 as originally set forth in the Share Purchase Agreement, for an aggregate issuance of 109,070,056.6977 Exchangeable Shares.

The transactions under the Share Purchase Agreement as amended closed on May 28, 2025.

Pursuant to the requirements of the DPA, certain of the Exchangeable Shareholders holding an aggregate of 98,034,766 Exchangeable Shares waived their registration rights for and during the terms of the Convertible Debentures.

For additional information regarding the Share Purchase Agreement, please see our Current Reports on Form 8-K filed with the SEC on July 9, 2025, August 13, 2025, October 29, 2025, and November 6, 2025, and the documents filed therewith or incorporated therein by reference.

Debenture Purchase Agreement

On July 7, 2025, the Company entered into the DPA with Yorkville, pursuant to which Yorkville may purchase senior secured convertible debentures in the aggregate principal amount of up to $50,000,000, with an additional option to purchase $50,000,000 in aggregate principal amount upon mutual agreement of the parties, (the “Convertible Debentures”), which will be convertible into shares of the Company’s Common Stock.

Amendment No. 1 to the DPA

On August 13, 2025, the Company entered into Amendment No. 1 to the DPA (the “First Amendment”) with Yorkville to, among other things, revise the structure of the transaction to provide for a first secured convertible debenture in the principal amount of $25,000,000, a second secured convertible debenture in the principal amount of $25,000,000, and additional secured convertible debentures in an aggregate principal amount of up to $50,000,000 to be issued upon mutual agreement of the parties, which agreement may be withheld in either parties sole discretion; modify certain purchase, closing and stockholder approval provisions; and update related terms, including setting the conversion floor price for conversions at 20% of the Nasdaq Official Closing Price immediately prior to the date of entry into the DPA.

Amendment No. 2 to the DPA

On October 28, 2025, the Company entered into Amendment No. 2 to the DPA (the “Second Amendment”) with Yorkville to, among other things: (i) mandate that at least $25.1- million in aggregate proceeds — $12.6 million at the First Closing (as defined by the DPA) and $12.5 million at the Second Closing (as defined by the SPA) — be deposited directly to a certain securities account for the sole purpose of purchasing Allocated Vaulted Gold Bullion (as defined in the U.S. and Canadian Guaranty and Security Agreements, dated November 4, 2025 (the “GSAs”), entered into by, and made by, the Company and its affiliates party thereto, in favor of Yorkville, as collateral agent for itself and the other secured parties. Additionally, pursuant to the Second Amendment, the conversion floor price under the Convertible Debentures was revised from the previously disclosed conversion floor price to $4.00.

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Amendment No. 3 to the DPA

On November 4, 2025, the Company entered into a certain Amendment No. 3 to the DPA (the “Third Amendment”) with Yorkville. The Third Amendment further amended the DPA, adding additional closing conditions with no material terms amended.

Debentures

On November 4, 2025, the Company consummated the sale of the First Secured Convertible Debenture in the principal amount of $25,000,000 to Yorkville. The purchase price for the First Secured Convertible Debenture was 96.0% of its principal amount, or $24,000,000 (before payment of placement agent fees, legal fees and other expenses). The First Secured Convertible Debenture was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. Under the DPA, Yorkville may purchase, and the Company may issue, a second Convertible Debenture, the Second Secured Convertible Debenture in the principal amount of $25,000,000 to Yorkville, following the satisfaction of the conditions set forth in the DPA, and certain additional Secured Convertible Debentures in an aggregate principal amount of up to $50,000,000, upon mutual agreement of the parties, which agreement may be withheld in either party’s sole discretion. The purchase price for the Second Secured Convertible Debenture is slated to be 96.0% of its principal amount. The sale and purchase of the Second Secured Convertible Debenture is conditioned upon this registration statement having been declared effective by the SEC, as elaborated and stated under the Registration Rights Agreement (as defined below).

Each Debenture will mature 24 months after its issuance, and will accrue interest at the rate of 4.00% per annum, which will increase to 18.00% per annum upon the occurrence of an event of default, until such event of default is cured. The principal must be paid in cash on the maturity date or earlier upon acceleration or conversion. Interest shall be provided in cash or, at the election of the Company, in kind through the issuance of shares of Common Stock underlying the Convertible Debentures (collectively, the “Debenture Shares”) upon conversion of the Debenture in accordance with the terms thereof. Each debenture provides that Yorkville may convert all or any portion of the principal amount of the applicable debenture, together with any accrued and unpaid interest thereon, at a conversion price equal to the lower of: (i) a fixed price per share that will be equal to 125% of the volume-weighted average price (“VWAP”) of the Common Stock on the day prior to the initial closing, subject to a one-time, downward only reset equal to 125% of the average of the daily VWAP for the Common Stock during the five consecutive trading days ending on and including the 30th trading day following the effectiveness of the registration statement registering the resale of the Debenture Shares, as described below (the “Resale Registration Statement”), and (ii) 97.0% of the lowest daily VWAP for the Common Stock during the three trading days immediately preceding the applicable conversion date or other date of determination, subject to a Floor Price of $4.00 per share, in each case subject to adjustment as provided in the Convertible Debentures, including adjustments for stock splits, dividends, and other customary anti-dilution provisions. Yorkville would not be permitted to issue or convert the Convertible Debentures to the extent that the Debenture Shares deliverable upon such conversion would exceed 19.99% of the Company’s outstanding Common Stock as of the date of the DPA, including the shares issued in the previously announced acquisition of Streamex (the “Exchange Cap”), subject to certain aggregation adjustments under applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), unless and until approval of the Company’s stockholders has been obtained to permit issuances in excess of the Exchange Cap or the Company obtains a legal opinion satisfactory to the Investor that such approval is not required under applicable Nasdaq rules.

The Company has the option to prepay, in part or in whole, the outstanding principal and interest under either of the Convertible Debentures prior to the maturity date, plus a prepayment premium of 10% of the principal amount of the applicable debenture; provided that the Company delivers at least ten trading days’ prior written notice of such prepayment, during which period the holder retains the right to convert all or any portion of either the First Secured Convertible Debenture or the Second Secured Convertible Debenture. The Debentures also provide for certain rights of the holder in the event the Company issues additional securities or incurs additional indebtedness, subject to the covenants set forth in the transaction documents. Standard events of default are included in the Convertible Debentures, pursuant to which the holder may declare the Convertible Debentures immediately due and payable and exercise other remedies, including the right to foreclose on the collateral securing the obligations. The DPA also contains customary representation and warranties of the Company and Yorkville, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties. The Investor shall not have the right to convert any portion of the Convertible Debentures if, after giving effect to such conversion, the Investor, together with its affiliates, would beneficially own more than 4.99% of the outstanding Common Stock immediately following such conversion, as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.

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U.S. and Canadian Guaranty and Security Agreements

The obligation of the Company under the DPA, as amended, the Convertible Debentures and related agreements are secured by a first priority security interest in substantially all of the existing and future assets of the Company and its subsidiaries, including Streamex, but excluding $25,100,000 of proceeds of the convertible debentures to be used purchase Allocated Vaulted Gold Bullion for the account of Gold SPV,  pursuant to (i) the U.S. and Canadian GSAs, under which the Company and its subsidiaries granted a security interest in favor of Yorkville in their respective assets, including accounts, inventory, equipment, intellectual property (other than Excluded Property), investment property, deposit accounts, and other collateral as defined therein, and (ii) related control agreements and collateral documents delivered in connection therewith. Pursuant to the GSAs, Streamex and other subsidiaries unconditionally guaranteed the prompt and complete payment and performance of all obligations of the Company under the Convertible Debentures and related transaction documents.

Registration Rights Agreement

In connection with the DPA, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to file the current resale registration statement, and any additional registration statement as needed, with the SEC to register for resale the following shares: (i) the Common Shares issuable upon conversion of the convertible debentures of up to $100,000,000  in aggregate under the DPA, (ii) any additional shares issuable in connection with any anti-dilution provisions of the Convertible Debentures (without giving effect to any limitations on conversion set forth in the Convertible Debentures), and (iii) any Common Stock issued or issuable with respect to any shares described in (i) and (ii) above by way of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise, in each case subject to any cutback as set forth in the Registration Rights Agreement. The Company agreed to register at least such number of Common Stock as shall equal the maximum number of Common Stock issuable upon conversion of all debentures then outstanding (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein), subject to any limitations set forth in the Registration Rights Agreement.

Lock-Up Agreement

Prior to the closing of the First Secured Convertible Debenture, each of the directors, officers, and certain stockholders of the Company entered into Lock-Up Agreements (collectively, the “Lock-Up Agreements”) with the placement agents. Pursuant to the Lock-Up Agreements, each such party agreed that the shares of Common Stock (including securities convertible into or exercisable or exchangeable for the Company; Common Stock) held by them will be subject to transfer restrictions for a period of 180 days following the issuance of the First Secured Convertible Debenture, subject to certain exceptions.

For more information regarding the DPA, the Debentures and the related agreements, please see our Current Reports on Form 8-K filed with the SEC on July 9, 2025, August 13, 2025, October 29, 2025, November 6, 2025, and the documents filed therewith or incorporated therein by reference.

SEPA

Simultaneously with the DPA executed on July 7, 2025, the Company had also entered into a Standby Equity Purchase Agreement (the “SEPA”) with Yorkville, pursuant to which the Company has the right, but not the obligation, to issue and sell to the Investor up to $1,000,000,000 of its Common Stock, from time to time during the 36-month commitment period under the SEPA, subject to certain terms, limitations and conditions. The Company will control the timing and amount of any sales of Common Stock to Yorkville under the SEPA at its discretion, and as further provided under the SEPA.

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Pursuant to the SEPA, the Company may from time to time deliver an advance notice (an “Advance Notice”) to Yorkville specifying the number of Common Stock it elects to sell, but shall not deliver an Advance Notice until any issued debenture(s) has been repaid and/or converted in full, except for the prior written consent of Yorkville permitting such Advance Notice. Each Advance Notice will be priced at 97% of the lowest VWAP of the Common Stock during the three consecutive trading days commencing on the date the Advance Notice is received by the Investor, subject to certain adjustments if the daily VWAP is below a minimum acceptable price that may be specified by the Company in the Advance Notice. No Advance Notice may cause the Investor’s beneficial ownership to exceed 4.99% of the Company’s outstanding Common Stock.

The Company may, in the future, file a registration statement with the SEC to register for resale the Common Stock issuable under the SEPA. The Investor’s obligation to purchase Common Stock under the SEPA is subject to customary closing conditions, including the effectiveness of the registration statement to be filed pursuant to it.

As consideration for Yorkville’s commitments under the SEPA, the Company agrees to pay to Yorkville a commitment fee equal to 1.0% of the commitment amount, with the initial payment due concurrently with the first closing of a sale under the SEPA, and the balance payable in equal quarterly installments within fifteen days after the end of the applicable calendar quarter, in either (i) cash, or (ii) shares of Common Stock, at the Investor’s discretion (with the number of shares issuable to the Investor determined by dividing the dollar amount of the commitment fee then due by the closing price of the Common Stock of the last day of the applicable calendar quarter.

The SEPA contains customary representations, warranties, covenants, conditions and indemnification obligations of the parties. The SEPA will terminate automatically on the earliest of (i) 36 months after the date of execution, or (ii) the date Yorkville has purchased the full commitment amount of Common Stock. The Company may also terminate the SEPA at any time without fee or penalty upon five business days’ written notice to Yorkville, provided there are no pending Advance Notices.

For more information regarding the SEPA, please see our Current Report on Form 8-K filed with the SEC on July 9, 2025, and the documents filed therewith or incorporated therein by reference.

Shareholder Approvals

On September 5, 2025, and November 4, 2025, a majority of our shareholders approved the issuance of the shares of Common Stock pursuant to the terms of the Share Purchase Agreement, the DPA, the Convertible Debentures, and the SEPA, among other things. We are thus permitted to convert the Convertible Debentures into shares of Common Stock in excess of the Exchange Cap (as defined in the DPA) and are able to issue to Yorkville Common Stock under the SEPA in excess of the Exchange Cap (as defined in the SEPA), as applicable. We are also permitted to issue all of the shares of Common Stock pursuant to the Share Purchase Agreement, pursuant to such shareholder approval received on November 4, 2025.

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USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their own account. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and selling commissions and pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes the material terms and provisions of the Common Stock which may be resold under this prospectus, but is not complete. For the complete terms of our Common Stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended. While the terms we have summarized below will apply generally to any future Common Stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 501,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of Common Stock and 1,000,000 are shares of “blank check” preferred stock, of which one (1) is authorized as Special Voting Preferred Stock, 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock, 4,200 are authorized as Series C Preferred Stock, 1,400 are authorized as Series D Preferred Stock, 1,000 are authorized as Series E Preferred Stock and 200,000 are authorized as Series F Junior Participating Preferred Stock. As of December 4, 2025, there were 40,803,711 shares of Common Stock issued and outstanding, 1 share of Special Voting Preferred Stock issued and outstanding, 105 shares of Series C Preferred Stock issued and outstanding, no shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock or Series F Junior Participating Preferred Stock issued and outstanding. The authorized and unissued shares of Common Stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our Common Stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of Common Stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on any matter other than the election of directors that is presented to stockholders at a duly called or convened meeting at which a quorum is present is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our certificate of incorporation, our bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

The transfer agent and registrar for our common stock is Securities Transfer Corporation. The transfer agent’s address is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “STEX.”

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Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

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Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 1,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the total number of authorized directors;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Shareholders, or their permitted transferees, of up to 27,883,241 shares of our Common Stock.

The shares of Common Stock offered by this prospectus are being offered by the Selling Shareholders. The shares of Common Stock may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholders may be deemed as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholders have informed us that they intend to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the DPA, the Convertible Debentures, or otherwise. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholders have informed us that each such broker-dealer will receive commissions from the Selling Shareholders that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Shareholders may be less than or in excess of customary commissions. Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Shareholders.

We know of no existing arrangements between the Selling Shareholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Shareholders including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Shareholders any compensation paid by the Selling Shareholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Shareholders. We have reserved up to 26,556,193 shares of our Common Stock that we may issue to Yorkville as shares issuable pursuant to the conversion of the Convertible Debentures.

We also have agreed to indemnify the Selling Shareholders and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Shareholders have represented to us that at no time prior to the date of the DPA has the Selling Shareholders or their agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Yorkville has agreed that during the term of the DPA, Debentures, neither Yorkville nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Shareholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Shareholders.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “STEX.” On December 4, 2025, the closing price of our Common Stock was $4.62.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of Streamex Corp. (f/k/a BioSig Technologies, Inc.) as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement have been audited by Marcum, LLP, an independent registered public accounting firm, as set forth in their report which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern, incorporated by reference herein and reliance on such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Streamex Exchange Corporation as of and for the year ended December 31, 2024, incorporated in this Prospectus by reference from our Form 8-K/A filed on July 18, 2025, have been audited, by Davidson & Company LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity’s ability to continue as a going concern) incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://ir.streamex.com/.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, https://ir.streamex.com/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC and any future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 19, 2025, August 15, 2025 and November 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 3, 2025, March 5, 2025, March 6, 2025, March 25, 2025, April 15, 2025, April 29, 2025, April 30, 2025, May 5, 2025, May 15, 2025, May 27, 2025, May 30, 2025, July 9, 2025, July 21, 2025, August 13, 2025, August 15, 2025, September 5, 2025; September 8, 2025; September 11, 2025, October 29, 2025; October 31, 2025; November 4, 2025, November 6, 2025, and November 19, 2025; and

●	our definitive proxy statement filed with the SEC on November 20, 2025.

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Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Streamex Corp.

Attn: Chief Executive Officer

2431 Aloma Avenue, Suite 243

Winter Park, FL 32792

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at https://ir.streamex.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee and FINRA fee.

Amount to be Paid
SEC registration fee	$16,412.86
FINRA fee	$0
Printing fees and expenses	$2,500
Transfer agent and registrar fees	$0
Accounting fees and expenses	$20,000.00
Legal fees and expenses	$0
Miscellaneous	$0
Total	$41,412.86

Each of the amounts set forth above, other than the registration fee and FINRA fee, is an estimate.

Item 15. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended to date (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the DGCL.

Limitation on Liability of Directors

Article IX of the Certificate of Incorporation limits the personal liability of directors to the Company or the Company’s stockholders for monetary damages for acts or omissions occurring in their capacity as directors, to the fully extent permitted by the laws of the State of Delaware and any other applicable law, as such laws currently exist and to such greater extent as they may provide in the future.

Indemnification and Insurance

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

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The Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 16. Exhibits.

Exhibit
Number	Description of Document
3.1**	Certificate of Amendment of Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 in the Form 8-K filed with the SEC on September 11, 2025).
3.2**	Ninth Certificate of Amendment (incorporated by reference to Exhibit 3.1 in the Form 8-K filed with the SEC on September 5, 2025).
3.3**	Certificate of Amendment of Amended And Restated Certificate Of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 11, 2025)
3.4**	Eleventh Certificate of Amendment of Amended and Restated Certificate of Incorporation of Streamex Corp. (incorporated by reference to Exhibit 3.1 in the Form 8-K filed with the SEC on November 19, 2025).
4.1**	Secured Convertible Debenture, issued to YA II PN, Ltd., dated November 4, 2025 (incorporated by reference to Exhibit 4.1 in the Form 8-K filed with the SEC on November 6, 2025).
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1**	Form of Senior Secured Convertible Debenture Purchase Agreement (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on July 9, 2025).
10.2**	Amendment to Secured Convertible Debenture Purchase Agreement, dated as of August 13, 2025, between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on August 13, 2025).
10.3**	Amendment No. 2 to Secured Convertible Debenture Purchase Agreement, dated as of October 28, 2025, between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on October 29, 2025).
10.4**	Amendment No. 3 to Secured Convertible Debenture Purchase Agreement, dated as of November 4, 2025, between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on November 6, 2025).
10.5**	Standby Equity Purchase Agreement, dated as of July 7, 2025, between Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.3 in the Form 8-K filed with the SEC on July 9, 2025).
10.6**	Guaranty and Security Agreement, dated as of November 4, 2025, between Company, YA II PN, Ltd., and certain other persons thereto from time to time as Grantors (incorporated by reference to Exhibit 10.2 in the Form 8-K filed with the SEC on November 6, 2025).
10.7**	Canadian Guaranty and Security Agreement, dated as of November 4, 2025, between Company, YA II PN, Ltd., and certain other persons thereto from time to time as Grantors (incorporated by reference to Exhibit 10.3 in the Form 8-K filed with the SEC on November 6, 2025).
10.8**	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 in the Form 8-K filed with the SEC on July 9, 2025).
10.11**	Tokenized Yield Partnership Agreement, dated as of September 8, 2025, between BioSig Technologies, Inc. and Monetary Metals & Co. (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on September 8, 2025).
10.12**	Incentive Plan Amendment (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on September 5, 2025).
10.13**	Employment Agreement between Streamex Corp. and Karl Henry McPhie, dated November 18, 2025 (incorporated by reference to Exhibit 10.1 in the Form 8-K filed with the SEC on November 19, 2025).
10.14**	Employment Agreement between Streamex Corp. and Ferdinand Groenewald, dated November 18, 2025 (incorporated by reference to Exhibit 10.2 in the Form 8-K filed with the SEC on November 19, 2025).
10.15**	Chairman of the Board Agreement between Streamex Corp., dated November 18, 2025 (incorporated by reference to Exhibit 10.3 in the Form 8-K filed with the SEC on November 19, 2025).
23.1**	Consent of Marcum LLP
23.2**	Consent of Davidson & Company LLP
23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in signature pages of the original filing of this registration statement)
107**	Filing Fee Exhibit

* Filed herewith.

** Previously filed.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on December 8, 2025.

Streamex Corp.

By:	/s/ Karl Henry McPhie
Name:	Karl Henry McPhie
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Karl Henry McPhie and Ferdinand Groenewald, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karl Henry McPhie	Chief Executive Officer, Director	December 8, 2025
Karl Henry McPhie	(Principal Executive officer)

*	Chief Financial Officer	December 8, 2025
Ferdinand Groenewald	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman	December 8, 2025
Morgan Lekstrom

*	Director	December 8, 2025
Donald F. Browne

*	Director	December 8, 2025
Kevin Gopaul

*		December 8, 2025
Karl Henry McPhie (attorney-in-fact)

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